Exhibit 24.5
POWER OF ATTORNEY
I, Shaun Maguire, PhD, hereby constitute and appoint Thomas J. Fennimore as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-1 of Luminar Technologies, Inc. (Registration No. 333-251657) (the “Registration Statement”), and any registration statement relating to the offering covered by the Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date:	March 3, 2022
/s/ Shaun Maguire, PhD
Shaun Maguire, PhD